EXHIBIT 99.2 - CERTIFICATION BY CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER


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                                 CERTIFICATION

     The undersigned certifies pursuant to 18 U.S.C. Section 1350, that:

(1) The accompanying report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


Date: MARCH 18, 2003

/s/ J. William Johnson
--------------------------------------------
J. WILLIAM JOHNSON
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
(principal executive officer)


/S/ MARK D. CURTIS
--------------------------------------------
MARK D. CURTIS
SENIOR VICE PRESIDENT AND TREASURER
(principal financial and accounting officer)


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